Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into as of November 5, 2014, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and SURMODICS, INC., a Minnesota corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Credit Agreement dated as of November 4, 2013, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.  Section 5.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

       “SECTION 5.7.          DIVIDENDS, DISTRIBUTIONS.  Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding, except for stock repurchases after the First Amendment Effective Date in an amount not to exceed Thirty Million Dollars ($30,000,000).

       As used herein, “First Amendment Effective Date” shall mean November 5, 2014.”

2.  No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3.  Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4.  Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.  As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:

       (a)  this Amendment, duly executed by Borrower; and

       (b)  all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.

6.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SURMODICS, INC.

By:	/s/ Andrew D. C. LaFrence
Andrew D.C. LaFrence
Title:	Vice President Finance and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jerry Iwata

Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]